Exhibit 3.14

[SEAL]

ON THIS TWENTY-FOURTH DAY OF APRIL TWO THOUSAND ONE

BEFORE:	Mtre Constantina Gioulpegiazis, the undersigned Notary for the Province of Quebec, practising at Mońtreal;

APPEARED:

3834531 Canada Inc., a corporation incorporated under the federal laws of Canada, having its head office at 5731, Victoria Road, in the city of Halifax, Nova Scotia, B3H 1N1, represented by Mtre P. Jean Cléroux, duly authorized pursuant to the terms of a resolution adopted on April 24, 2001, a copy of which remains annexed to the original hereof after having been acknowledged as true and signed for identification by the parties with and in the presence of the undersigned Notary;

(hereinafter referred to as the “Settlor”)

AND:	Mtre P. Jean Cléroux, Notary, practising at 625, René-Lévesque Boulevard West, Suite 1440, in the city of Montréal, Québec, H3B 1R2;

(hereinafter referred to as the “Original Trustee”)

WHO DECLARED UNTO THE UNDERSIGNED NOTARY AS FOLLOWS:

WHEREAS the Settlor wishes to establish a personal trust, which shall be known as ACT Financial Trust in English and Fiducie Financiére ACT in French, for the primary purpose of owning, holding, and administrating property and investments including, without limitation, securities, mutual fund units, trust units, and partnership interests, and borrowing and investing for the benefit of the Beneficiaries, as hereinafter defined;

NOW THEREFORE THIS DEED OF TRUST WITNESSES THAT THE PARTIES HERETO HAVE AGREED AND DO HEREBY COVENANT AND AGREE TO THE TERMS SET OUT BELOW:

1.             INTERPRETATION

1.1                                 In this Deed of Trust and in any instrument supplemental or ancillary hereto, unless the context otherwise requires:

1.1.1                                                “Beneficiaries” means 3834549 Canada Inc. and 3834557 Canada Inc., both corporations incorporated under the federal laws of Canada and having their respective head offices at 5731 Victoria Road, in the city of Halifax, Nova Scotia, B3H 1N1, and “Beneficiary” shall mean any one of the above;

1.1.2                                                “Civil Code” means the Civil Code of Quebec, as amended from time to time;

1.1.3                                                “Income Tax Act”  shall mean, collectively, the Income Tax Act (Canada) R.S.C. 1985 (5th Supp.) c.1, as amended, and the Taxation Act (Quebec), R.S.Q., 1977, c.1-3, as amended;

1.1.4                                                “Time of Division” shall mean the earlier of:

(i)                                     the day preceding the one-hundredth anniversary of the date of the establishment of the trust; and

(ii)                                  such date as the Trustee may, in his absolute and uncontrolled discretion, determine in writing;

1.1.5                                                “Trust” means the personal trust established hereby under Subsection 2.1;

1.1.6                                                “Trust Property” shall mean the property acquired or held by the Trust, including the property referred to in Subsection 2.2 hereof and all other assets which may at any time be substituted therefore and all other assets which are now or which at any time during the continuance of the

Trust may be assigned, transferred, or appointed to the Trust or the Trustee by the Settlor or any other person or persons to be held upon the trusts hereof and all capital accretions to and all income from such assets, but excluding all amounts which have been paid or disbursed therefrom (whether out of capital or income) in the normal course of administration or pursuant to the provisions of this Deed of Trust; and

1.1.7                                                “Trustee” shall mean the person from time to time acting as trustee hereunder, so long as there is only one Trustee acting under this Deed of Trust and “Trustees” shall include both the Original Trustee (or substituted Trustee) and any additional Trustee appointed pursuant to the provisions of this Deed of Trust.

1.2                                 In this Deed of Trust and in any instrument supplemental or ancillary hereto, the singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa.

1.3                                 The reference herein to any corporation or company shall include any entity which replaces or succeeds to such corporation or company as a result of any merger, liquidation, reorganization, or otherwise.

1.4                                 Where any reference is made in this Deed of Trust to:

1.4.1                                                an act to be performed by the Trust or to rights of the Trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Trust or by some other person duly authorized to do so by the Trustee or pursuant to the provisions hereof, or to rights of the Trustee, in his capacity as Trustee of the Trust, as the case may be;

1.4.2                                                actions, rights or obligations of the Trustee or any one of them, such reference shall be construed and applied for all purposes as if it referred to actions, rights or obligations of the Trustee in his capacity as Trustee of the Trust, and not in his other capacities, unless the context otherwise requires.

1.5                                 The provisions of this Deed of Trust are severable and, subject to the provisions of subsection 2.6 hereof, if any provisions are in conflict with any applicable law, the conflicting provisions shall be deemed never to have constituted a part of this Deed of Trust and shall not affect or impair any of the remaining provisions thereof.  If any provision of this Deed of Trust shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Deed of Trust.  Notwithstanding the provisions of subsection 2.6, but without limiting the generality of the foregoing provisions of this subsection, to the extent any provision hereof contravenes a requirement of public order contained in the Civil Code, such provision shall be severed as aforesaid from this Deed of Trust without thereby affecting or impairing any remaining provision hereof and should any applicable provision of public order contained in the Civil Code not be included herein, such provision shall nonetheless apply hereto, the whole without in any way affecting or impairing any other provision hereof which is not in contravention of such provision of public order.

1.6                                 The headings preceding the sections hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Deed of Trust.  The preamble hereto shall form an integral part of this Deed of Trust.

1.7                                 The provisions of this Deed of Trust shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

1.8                                 This Deed of Trust shall be interpreted and governed by, take effect, and be construed exclusively in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.  Any and all disputes arising under this Deed of Trust, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Quebec and the

Trustee hereby irrevocably attorns to the jurisdiction of the courts of such province.

2.             ESTABLISHMENT OF THE TRUST

2.1                                 The Settlor hereby establishes, as of the date hereof, a personal trust, being the Trust, for the primary purpose of owning, holding, and administrating property and investments including, but not limited to, securities, mutual fund units, trust units, and partnership interests, and of borrowing and investing for the benefit of the Beneficiaries.  The patrimony of the Trust has been hereby transferred in trust and constitutes a patrimony by appropriation, autonomous and distinct from that of the Settlor or of the Trustee.

2.2                                 The Settlor hereby gives and irrevocably transfers to the Trust, the sum of One Hundred Canadian Dollars (CAD$100), in cash, receipt of which is hereby acknowledged by the Original Trustee.  The Trustee hereby accepts to act as Trustee of the Trust and to hold and administer the Trust in accordance with the provisions of the present deed.

2.3           The Trustee shall have the control and the exclusive administration of the Trust.

2.4                                 The Trust shall be known and designated as “ACT Financial Trust” in its English form and “Fiducie Financiére ACT” in its French form.  Despite the provisions of Article 1278 of the Civil Code, as far as practicable and whenever lawful and convenient, the Trustee shall conduct the affairs of the Trust, hold the Trust Property, execute all documents and take all legal proceedings under such name, in its English form, its French form or in both forms, as the Trustee deems appropriate and as required by law.

2.5                                 The head office of the Trust is located at 625 René-Lévesque Boulevard West, Suite 1440, Montréal, Québec, H3B 1R2 unless changed by the Trustee to another location.  The Trust may have such other offices or places for the conduct of its affairs as the Trustee may from time to time deem necessary or desirable.

2.6                                 To the fullest extent permitted by applicable law, the following provisions shall apply (and shall be binding on the Settlor and the Trustee), namely:

2.6.1                                                In the event of any inconsistency or contradiction between the provisions of this Deed of Trust and the Civil Code, the provisions of this Deed of Trust shall prevail;

2.6.2                                                The Settlor, having established the Trust, hereby waives any rights which it may have in its capacities as Settlor pursuant to Articles 1287 and 1297 of the Civil Code or any right which it may have in its capacities as Settlor (the existence of such right not being admitted by any party hereto) to be a party to or to participate in any amendment to this Deed of Trust;

2.6.3                                                The following Articles of the Civil Code shall, to the extent in any way inconsistent with the provisions of this Deed of Trust, not apply to this Deed of Trust or to the Trustee, the Settlor, the administration of the Trust or the Trust Property, namely: Articles 1266 (second paragraph), 1275, 1301, 1302, 1303, 1304, 1305, 1306 (except that the Trustee shall have full administration of the Trust Property), 1310, 1311, 1312, 1321 (first paragraph), 1324, 1325, 1326, 1327, 1328, 1329, 1330, 1334, 1337, 1338, 1339, 1340, 1341, 1342, 1343, 1344, 1346, 1347, 1348, 1349, 1350, 1351, 1352, 1353, 1354, 1355 (second paragraph), 1356, 1357, 1358, 1359, 1360, 1361, 1363, 1364, 1365, 1366, 1368, 1369 and 1370;

2.6.4                                                The provisions of this Deed of Trust shall apply notwithstanding the provisions of Article 1337 of the Civil Code;

2.6.5                                                The Settlor particularly and specifically exempts the Trustee from making any return of the Trust Property or any part thereof, whether capital or income, to the general mass of the estate and succession, or property of the Settlor; and

2.6.6                                                Notwithstanding Article 1324 of the Civil Code, the Trustee shall have no obligation to make an inventory or to furnish security to guarantee the performance of his obligations.

3.             DISTRIBUTION OF TRUST PROPERTY

3.1                                 The Trustee shall invest and re-invest the Trust Property and, until the Time of Division, the payment of revenue and capital from the Trust Property shall be subject to the following directions:

(i)Use and payment of revenue:  the Trustee shall pay and distribute at least annually the Beneficiaries or either of them, in the proportions that the Trustee may from time to time determine in his absolute and uncontrolled discretion, all the revenue (as contemplated by the Income Tax Act) of the Trust Property after payment of all expenses and taxes properly payable out of the Trust Property;

(ii)  Capital distributions:  the Trustee may, from time to time, encroach on the capital of the Trust Property for the benefit of the Beneficiaries and make payments to the Beneficiaries or either of them in the proportion, the amounts and at the times that the Trustee, in his absolute and uncontrolled discretion, may determine.  At the Time of Division, the Trustee shall deliver all the remaining capital and accumulated revenue of the Trust Property to the Beneficiaries or either of them in the proportion, that the Trustee may, in his absolute and uncontrolled discretion, determine.

4.             POWERS OF TRUSTEE

4.1                                 The Trustee, subject only to the express limitations contained in this Deed of Trust, shall have, without further or other action or consent, full administration power and, for greater certainty, full, absolute and exclusive power, control and authority over the Trust Property and over the affairs of the Trust to the same extent as if the Trustee were the sole and absolute beneficial owner of such property in his own right, to do all such acts and things as in his sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of the Trust.  In construing the provisions of this Deed of Trust, the presumption shall be in favour of the latitude of the powers and authority granted to the Trustee.  The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein on the Trustee.  Except as specifically required by laws which are of public order, the Trustee shall, in carrying out investment activities, not be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees.

4.2                                 Subject only to the express limitations contained in this Deed of Trust and in addition to any powers and authorities conferred by this Deed of Trust which the Trustee may have by virtue of any present or future law or which may be authorized from time to time, the Trustee shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by him in his sole judgment and discretion and in such manner and upon such terms and conditions (including, without limitation, price or any other form of consideration) as he may from time to time deem proper:

4.2.1                                                To acquire, own, hold, and use all assets and property, whether corporeal or incorporeal, immoveables or moveables (and any dismemberment thereof) including, without limitation, sums of money, securities, mutual fund units, trust units and partnership interests necessary or useful to carry out the purposes of the Trust;

4.2.2                                                To acquire by purchase or otherwise and to obtain, accept and use all permits, licenses, certificates and franchises or approvals, either municipal, provincial, federal, state, international, regulatory or otherwise and to enter into such contracts and make such arrangements as deemed necessary or useful;

4.2.3                                                To sell, dismember, exchange, create an encumbrance on, lease, license, deal with, and otherwise alienate any assets or property of the

Trust, including, without limitation, sums of money and partnership interests;

4.2.4                                                To obtain or render services for or on behalf of the Trust necessary or useful to carry out the purposes of the Trust;

4.2.5                                                To open, operate and close accounts and other similar credit, deposit and banking arrangements and to negotiate and sign banking and financing contracts and agreements;

4.2.6                                                To borrow money upon the credit of the Trust and the Trust Property;

4.2.7                                                To issue, reissue, sell or pledge debt obligations of the Trust and to make, accept, endorse, negotiate or otherwise deal with bonds, debentures, cheques, drafts, notes, orders for the payment of money, bills of exchange, bills of lading, acceptances and other similar instruments and obligations as may be necessary or useful to carry out the purposes of the Trust;

4.2.8                                                To give a guarantee on behalf of the Trust to secure performance of an obligation of another person;

4.2.9                                                To mortgage, hypothecate, pledge or otherwise create a security interest in all or any movable or personal, immoveable or real or other property of the Trust, owned or subsequently acquired, to secure any obligation of the Trust;

4.2.10                                          To obtain security, including hypotecs on assets, to secure the full payment of all monies owed to the Trust and the performance of all obligations in favour of the Trust, and to exercise all of the rights of the Trust, and to perform all of the obligations of the Trust, under such security;

4.2.11                                          To exercise and enforce any and all creditors’ rights provided by law with respect to any such security or guarantee, including the enforcement of any action, suit, or other judicial proceeding;

4.2.12                                          To establish places of business of the Trust;

4.2.13                                          To manage the Trust Property;

4.2.14                                          To invest, hold shares, partnership interests, joint venture interests or other interests in any person necessary or useful to carry out the purposes of the Trust;

4.2.15                                          To determine conclusively the allocation to capital, income or other appropriate accounts of all receipts, expenses and disbursements;

4.2.16                                          To enter into any agreement or instrument to create or provide for the issue of evidence of indebtedness of the Trust, and to cause such evidence of indebtedness to be issued for such consideration as the Trustee, in his sole discretion, may deem appropriate;

4.2.17                                          To determine conclusively the value of any or all of the Trust Property from time to time and, in determining such value, to consider such information and advice as the Trustee, in his sole judgment, may deem material and reliable;

4.2.18                                          To engage or employ on behalf of the Trust any persons as agents, representatives, officers, employees, independent contractors or subcontractors (including, without limitation, investment advisors, registrars, underwriters, accountants, lawyers, notaries, appraisers, brokers or otherwise) in one or more capacities;

4.2.19                                          To delegate, as contemplated by subsections 4.2.25 and 4.2.26 hereof, any of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors, subcontractors or other persons without liability to the Trustee, except as provided in this Deed of Trust;

4.2.20                                          To appear and respond to: all orders issued by a court, arbitral body or administrative authority or claims made by another person, to make all affidavits, sworn declarations and solemn affirmations with respect to such matters, to put in default, sue for and receive all sums of money or obligations due to the Trust, and to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, disputes, claims, demands or other litigation or proceedings, regulatory or judicial, relating to the Trust, the Trust Property or the Trust’s affairs, to enter into agreements therefor, whether or not any suit or proceeding is commenced or claim asserted and to enter into agreements regarding the arbitration, adjudication or settlement thereof;

4.2.21                                          To arrange for insurance contracts and policies insuring the Trust, its property, and/or any or all of the Trustee or the Beneficiaries, including against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustee or Beneficiaries or otherwise, and to perform all of the obligations of the Trust under such insurance policies and contracts, the whole to the extent permitted by law;

4.2.22                                          To negotiate, make, execute, acknowledge and deliver any and all agreements, deeds, instruments, contracts, waivers, releases or other documents necessary or useful for the accomplishment of any of the powers herein granted, the purposes of the Trust or its assets or affairs;

4.2.23                                          To use his best efforts: to ensure that the Trust complies at all times with the requirements of paragraph 108(2)(a) of the Income Tax Act (Canada);

4.2.24                                          To do all such other acts and things as are necessary, useful, incidental or ancillary to the foregoing and to exercise all powers and authorities which are necessary, useful, incidental or ancillary to carry on the affairs of the Trust, to promote the purposes for which the Trust is formed and to carry out the provisions of this Deed of Trust;

4.2.25                                          To delegate, subject to the provisions of this Deed of Trust and to applicable laws which are of public order, his powers as Trustee hereunder to such officers of the Trust (or to other persons as the Trustee may deem appropriate) as he, in his sole discretion, deems necessary or desirable and to define the scope of and manner in which such powers shall be exercised by such persons, the whole at all times subject to the overall supervision and control of the Trustee; and

4.2.26                                          To appoint any additional Trustee, any officer or officers of the Trust or any other person or persons on behalf of the Trust either to sign agreements, instruments or other documents in writing generally or to sign specific agreements, instruments or other documents in writing and to do such acts and agree to such things, on behalf of the Trust, as may be necessary or desirable in connection therewith.  Any contract or other instrument signed by the Trustee on behalf of the Trust may provide that the Trustee is signing such contract or other instrument solely in his capacity as Trustee, and not in any other capacity, and that the Trust solely shall be responsible for the performance of the Trust’s obligations under such contract or instrument and the Trust Property solely shall be subject to levy or execution in satisfaction of such obligations.  The non-inclusion of any such provision in any contract or instrument shall not in any manner extend the responsibilities of the Trustee thereunder.

4.3                                 The Trustee shall also be entitled to make any reasonable decisions, designations or determinations not contrary to this Deed of Trust which he may determine are necessary or desirable in interpreting, applying or administering this Deed of Trust or in administering, managing or operating the Trust.  Any of the Trustee’s decisions, designations or determinations made pursuant to this subsection shall be concluśive and binding upon all perśons affected thereby.

5.             INCOME TAX COMPLIANCE

5.1                                 The following provisions are made to assist the Trustee in administering the Trust and in complying with the provisions of the Income Tax Act and any reference to an item being taxable refers to the taxation of such item pursuant to the Income Tax Act;

5.1.1                                                provided that such payment to a given Beneficiary does not contravene any other provision of the present deed, the Trustee shall have the right to pay out of the Trust Property, as he may from time to time in his absolute discretion determine, any taxes payable by the Trust, in connection with the Trust Property or payable by any Beneficiary in respect of the Trust Property or any part thereof; and

5.1.2                                                the Trustee is allowed to make any election under the Income Tax Act including any election that would deem any taxable income not to be payable to one or more Beneficiaries.

6.             BANKING ARRANGEMENTS

6.1                                 The banking activities of the Trust, or any part thereof, shall be transacted with such bank, trust company, or other firm or corporation carrying on a banking business as the Trustee may designate, appoint or authorize from time to time and all such banking activities, or any part thereof, shall be transacted on behalf of the Trust by the Trustee, officers of the Trust or such other persons as the Trustee may designate, appoint or authorize from time to time including, without limitation:

6.1.1                                                the operation of the accounts of the Trust;

6.1.2                                                the making, signing, drawing, accepting, endorsing, negotiation, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money;

6.1.3                                                the giving of receipts for orders relating to any property of the Trust;

6.1.4                                                the execution of any agreement or instrument relating to any property of the Trust; and

6.1.5                                                the execution of any agreement relating to any such banking activities and defining the rights and powers of the parties thereto, and the authorizing of any officer of such banker to do any act or thing on the Trust’s behalf to facilitate such banking activities.

7.             RESIGNATION, REMOVAL AND REPLACEMENT OF THE TRUSTEE

7.1                                 Any person named as Trustee, in virtue of the present Deed, originally or thereafter, shall remain Trustee for as long as or until one of the following events shall have occurred. There shall at all times be at least one (1) Trustee to administer the Trust.

7.2                                 The Trustee shall immediately cease to be a Trustee in the event that he becomes bankrupt, effects an assignment of his property, ceases to reside in the province of Quebec or, for whatever reason, becomes incapable to fulfil his function as Trustee.  The Trustee shall have the right to resign, even after having accepted his appointment as Trustee, by giving a written notice to such effect, sent by registered mail, to the Settlor, to the Beneficiaries and to the other Trustees in office, if any.  The resignation of a Trustee who has accepted such appointment, shall only be effective thirty (30) days following the receipt of said notice by the Settlor, the Beneficiaries, and the other Trustees, if any.  Notices to any of the parties shall be sent at the addresses below or to any new address a notice of which will have been sent to the other parties at the following addresses:

7.2.1                                                                                                if to the Trustee:  625 René-Lévesque Boulevard West, Suite 1440, Montréal, Québec, H3B 1R2; and

7.2.2                                                                                                if to the Beneficiaries:  5731 Victoria Road, Halifax, Nova Scotia, B3H 1N1.

7.3                                 By majority vote, the Beneficiaries may remove any Trustee then in office.

7.4                                 In the event that any Trustee should die, resign, be removed, refuse or be unable to act, or cease to reside in the Province of Quebec replacements are to be made by a majority of the Beneficiaries.

8.             FUTURE GIFTS

8.1                                 The Settlor and any other person or persons may, at any time and from time to time, add to the Trust Property, provided the Trustee, having regard to tax and other considerations, is willing to accept such additions.

9.             TRUSTEE’S LIABILITY

9.1                                 The exclusive standard of care required of the Trustee in exercising his powers and carrying out his functions hereunder shall be that he exercise his powers and carry out his functions hereunder as Trustee honestly, in good faith with a view to the best interests of the Trust and the Beneficiaries and that in connection therewith he exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  The duties and standard of care of the Trustee provided as aforesaid are intended to be similar to, and not to be any greater than, those imposed on an administrator of the property of others charged with full administration pursuant to Article 1309 of the Civil Code.  Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder.  The Trustee in his capacity as Trustee shall not be required to devote his entire time to the affairs of the Trust.

9.2                                 For greater certainty, to the extent that the Trustee has contracted or delegated the performance of certain activities to any of the persons referred-to at subsection 4.2 hereof, he shall be deemed to have satisfied the aforesaid standard of care and, subject to the provisions of this section 9 being complied with, he shall not be liable for any act performed by any such person in connection with such mandate or delegation.

9.3                                 Any person dealing with the Trust in respect of any matters pertaining to the Trust, the Trust Property or securities of the Trust shall be entitled to rely on a certificate or statutory declaration (including, without limitation, if applicable, a certificate or statutory declaration as to the passing of a resolution of the Trustee) executed by the Trustee or the Secretary of the Trust, if any, or, without limitation, such other person as may be authorized by the Trustee as to the capacity, power and authority of the Trustee or any other person to act for and on behalf and in the name of the Trust.  No person dealing with the Trustee shall be bound to see to the application of any monies or property passing into the hands or control of the Trustee.  The receipt by or on behalf of the Trustee for monies or other consideration shall be binding upon the Trust.

9.4                                 All determinations of the Trustee which are made in good faith with respect to any matters relating to the Trust shall be final and conclusive and shall be binding upon the Trust and all Beneficiaries.

9.5                                 Each present and former Trustee and officer of the Trust shall at all times be indemnified and saved harmless out of the Trust Property from and against all liabilities, damages, losses, debts, claims, actions, suits and proceedings whatsoever, including costs, charges and expenses in connection therewith, sustained, incurred, brought, commenced or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of his duties as Trustee or officer of the Trust and also from and against all other liabilities, damages, losses, debts, claims, actions, suits, proceedings, costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs of the Trust.  Further, each present and former Trustee and officer of the trust shall not be liable to the Trust or to any Beneficiary or annuitant for any loss or damages relating to any matter regarding the Trust, including any loss or diminution in the value of the Trust or the Trust Property.  The foregoing provisions of this subsection 9.5 do not apply in respect of a present or former Trustee or officer of the Trust unless:

9.5.1                                                he acted honestly and in good faith with a view to the best interests of the Trust and the Beneficiary and in accordance with the provisions of Article 1309 of the Civil Code; and

9.5.2                                                in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

9.6                                 The Trustee shall not be liable to the Trust, the Beneficiaries, or to any other person for the acts, omissions, receipts, neglects or defaults of any person, firm or corporation employed or engaged by the Trust as permitted hereunder, or for joining in any receipt or act of conformity or for any loss, damage or expense caused to the Trust through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Trust shall be paid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious or similar act of any person, firm or corporation with whom or which any monies, securities or property of the Trust shall be lodged or deposited, or for any loss occasioned by error in judgment or oversight on the part of the Trustee, or for any other loss, damage or misfortune which may happen in the execution by the Trustee of his duties hereunder, except to the extent the Trustee has not acted in accordance with this section 9.

9.7                                 The Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the auditors, lawyers or other professional advisors of the Trust and shall not be responsible or held liable for any loss or damage resulting from so relying or acting.

9.8                                 The Trustee shall only be liable, answerable and accountable for his own actual fraud, dishonesty, gross negligence or wilful breach of the terms of this Deed of Trust.

9.9                                 The Trustee shall be fully protected in exercising any discretion granted to him in this Deed and shall not be liable to the Settlor, its successors or assigns or to any Beneficiary of the Trusts or to any other person whatsoever by reason of the exercise of any such discretion.  The Trustee shall exercise the powers and discretion given to him in what he deems to be the best interests, whether monetary or otherwise, of the Beneficiaries, and all such exercise of his powers and discretion shall be binding upon all the Beneficiaries and shall not be subject to any question by any person, official, authority, Court, or tribunal whatsoever or whomsoever.  Should there be more than one Trustee acting from time to time hereunder, each of the Trustees shall not be responsible for the acts or defaults of each other or for any error in judgment or for any act of omission or commission not amounting to actual fraud in the management and administration of the Trust Property.  The Trustee shall not be personally liable upon any monies to become due from or by any claims against the Trust Property or upon any investment executed by the Trustee under the provisions hereof.  The Trustee shall have the power to bind the Trust Property without rendering himself personally liable.

10.                                 SAFEKEEPING OF ASSETS

10.1The Trustee shall be entitled to employ the safekeeping services of any bank, trust company, securities dealer, or other financial institution and shall not be liable for any loss which may be occasioned thereby.  Such financial institution must be a member of the Investment Dealers Association of Canada or an equivalent organization in Europe or the United States, and must have at least a double “A” credit rating of an internationally recognized rating agency.

11.                                 RESETTLEMENT OR TRANSFER

11.1                           The Trustee may at any time if, in his absolute and uncontrolled discretion, he deems appropriate, pay or transfer the whole or any part of the income or capital of the Trust Property to the trustee of any other trust whether testamentary or inter vivos and established in another Province of Canada or elsewhere, the dispositive provisions of which are, in the opinion of the Trustee, such that the only beneficiaries likely to benefit thereunder are persons who are Beneficiaries under the Trust and that their rights would be kept unimpaired.  The Trustee may also move and transfer the Trust to any jurisdiction in the world as he may, in his absolute and uncontrolled discretion, deem proper for the benefit of the Trust and of the Beneficiaries and, upon such move and transfer, the Trust will be governed by the laws of the jurisdiction of its new location in the same manner as if it had been established under such laws.

12.                                 COMPENSATION OF TRUSTEE

12.1                           As part of the expenses of the Trust, the Trustee may pay or cause to be paid reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including, without limitation, fees, costs and expenses of auditors, accountants, lawyers, appraisers and other professional advisors employed by or on behalf of the Trust and the cost of reporting or giving any notice required hereunder.  All costs, charges and expenses properly incurred by the Trustee on behalf of the Trust shall be payable out of the Trust Property.

12.2                           The Trustee shall be entitled to be paid out of the Trust Property his normal fees or other reasonable remuneration.

13.                                 IRREVOCABILITY

13.1                           This Deed of Trust and the Trust are intended by the parties to be and are hereby declared to be irrevocable.  No part of the trust Property shall in any event revert to the Settlor.  In the event that any Beneficiary is no longer in existence at the Time of Division, the Trust Property or the portion thereof which fails to vest shall be paid or transferred to the other Beneficiary and if neither Beneficiary is in existence and the Time of Division, the Trust Property or remaining portion thereof shall be paid or transferred to the successors in title of the Beneficiaries or, failing such successors, to Beneficiaries’ respective shareholders.

14.                                 AMENDMENT

14.1                           The provisions of this Deed of Trust, except where specifically provided otherwise, may only be amended in writing, provided that the provisions of this Deed of Trust may exclusively be amended by the Trustee without the consent, approval or ratification of the Settlor, of the Beneficiaries, or of any other person:

14.1.1                  at any time for the purpose of:

14.1.1.1                                 ensuring continuing compliance with applicable laws, regulations, requirements or policies of any governmental authority having jurisdiction over the Trustee or the Trust;

14.1.1.2                                         providing additional protection for the Beneficiaries;

14.1.1.3                                         removing any conflicts or inconsistencies in this Deed of Trust or making minor corrections which are, in the opinion of counsel to the Trust, necessary or desirable and not prejudicial to the Beneficiaries; or

14.1.1.4                                         making amendments which, in the opinion of counsel to the Trust, are necessary or desirable in the interests of the Beneficiaries as a result of changes in taxation laws.

14.2                           When the Trustee approves an amendment to this Deed of Trust, then the Trustee shall have the power and authority to sign such documents as may be necessary to effect such amendment.

15.                                 LANGUAGE OF THIS DEED OF TRUST

15.1                           Chaque partie dèclare, par les prèsentes, avoir exigé la rèdaction en anglais de la présente convention et chaque partie consent, par les présentes., à ce que tout document, avis ou procédure légale prèvu, dècoulant ou èmis suite aux prèsentes ou s’y rapportant directement ou indirectement soit rèdigè en anglais.  The parties hereby declare that each has required this Deed of Trust to be drafted in the English language, and each party does hereby acknowledge that any documentation or notice issued hereunder or relating directly or indirectly hereto, shall be in the English language.

WHEREOF ACTE, at Montreal, remaining of record in the office of the undersigned Notary under number ten

(10) of her minutes.

The parties declared to the undersigned Notary to have read the present Deed of Trust themselves and to have exempted her from reading it or having it read, following which the parties signed this Deed of Trust in the presence of the undersigned Notary on the date first mentioned hereinabove.

(Signed)	3834531 CANADA INC.
per : P. Jean Cléroux
(Signed)	P. Jean Cléroux
(Signed)	C. Gioulpegiazis, Notary

A TRUE COPY of the original hereof remaining of record in my office.

/s/ C.Gioulpegiazis, Notary.